Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2007 (except for Note 15, as to which the date is May 3, 2007) in the Registration Statement (Form S-1) and related Prospectus of Power Medical Interventions, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 14,  2007